UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Universal Forest Products, Inc.

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Universal Forest Products, Inc.
2801 East Beltline N.E.
Grand Rapids, MI 49525

Notice of Annual Meeting

The Annual Meeting of Shareholders of Universal Forest Products, Inc. will be held at the Company’s Technology and Training Building, 2880 East Beltline Lane NE, Grand Rapids, Michigan, on Wednesday, April 18, 2007, at 8:30 a.m. local time (registration begins at 8:00 a.m.) for the following purposes:

(1)	Election of one director for a two year term expiring in 2009, and election of three directors for three year terms expiring in 2010.

(2)	Consider and vote upon a proposal to amend the Company’s Director Retainer Stock Plan.

(3)	Ratification of the appointment of Ernst & Young LLP as independent public accountants of the Company for fiscal 2007.

(4)	The transaction of such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 1, 2007, are entitled to notice of and to vote at the meeting. To vote by telephone, shareholders of record (shareholders who have been issued a certificate representing their shares) may call toll free on a touch-tone telephone 1-800-PROXIES (1-800-776-9437), enter the control number located on their proxy card, and follow the recorded instructions. To vote on the Internet, shareholders of record may go to the Internet address http://www.voteproxy.com, enter the control number located on their proxy card, and follow the instructions provided.

If your shares are held through a bank or broker (referred to as “street name”), you may also be eligible to vote your shares electronically. Follow the instructions on your voting form, using either the toll free telephone number or the Internet address that is listed.

A copy of the Annual Report to Shareholders for the year ended December 30, 2006, is being mailed to you along with this Notice.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew J. Missad, Secretary
March 21, 2007

Your vote is important. Even if you plan to attend the meeting,
PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY.

Universal Forest Products, Inc.
2801 East Beltline N.E.
Grand Rapids, MI 49525

Annual Meeting of Shareholders

April 18, 2007

Proxy Statement

Solicitation of Proxies

This Proxy Statement and the enclosed Proxy are being furnished to holders of common stock, no par value, of Universal Forest Products, Inc. (the “Company”). Our Board of Directors (the “Board”) is soliciting proxies for use at our Annual Meeting of Shareholders to be held on April 18, 2007, and at any adjournment of that meeting. The Annual Meeting of Shareholders will be held at our Technology and Training Building, 2880 East Beltline Lane NE, Grand Rapids, MI, at 8:30 a.m. local time. Registration for the meeting begins at 8:00 a.m.

Voting at the Meeting

If the enclosed Proxy is properly signed and returned, the shares represented by the Proxy will be voted at our Annual Meeting of Shareholders and at any adjournment of the meeting. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all nominees named in the Proxy Statement, for the proposed amendment to our Director Retainer Stock Plan, for the ratification of the appointment of our Company’s independent public accountants, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting.

Returning your completed Proxy will not prevent you from voting in person at our Annual Meeting of Shareholders, if you wish to do so. In addition, you may revoke your Proxy at any time before it is voted, by written notice to the secretary of the Company prior to our Annual Meeting of Shareholders, by submission of a later-dated Proxy, or by the withdrawal of your Proxy and voting in person at our Annual Meeting of Shareholders.

The cost of the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone, by facsimile, or by electronic mail by regular employees of the Company who will not receive additional compensation for soliciting proxies. We do not intend to pay any compensation for the solicitation of proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending materials to beneficial owners and obtaining their proxies.

Voting Securities

Holders of record of common stock at the close of business on March 1, 2007, will be entitled to vote at the Annual Meeting of Shareholders. As of March 1, 2007, there were 18,977,274 shares of common stock outstanding. The presence in person or by Proxy of at least 51% of such shares constitutes a quorum. A shareholder is entitled to one vote for each share of common stock registered in the shareholder’s name at the close of business on March 1, 2007. Under Michigan law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against the matter. A broker non-vote on a matter is considered not entitled to vote on that matter and, therefore, is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company. There is no right to cumulative voting on any matter.

Election of Directors

Our Board consists of nine members and is divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. Effective August 11, 2006, our Board appointed Michael B. Glenn to the Board, to serve until the Annual Meeting of Shareholders in April 2007. Our Board nominated incumbent director Louis A. Smith to a two year term expiring at the 2009 Annual Meeting of Shareholders, and incumbent directors William G. Currie, John M. Engler, and Michael B. Glenn to three year terms expiring at the 2010 Annual Meeting of Shareholders.

Our director retirement policy was amended by our Board, at the recommendation of the Nominating and Corporate Governance Committee, to eliminate term limits. Our Board believes that the benefits to the Company from the continued service of qualified individuals, experienced in our operations, financial condition, historical performance and prospects, outweigh any arguable benefits of term limits. The effectiveness of each of our directors is monitored by an annual assessment, and any director who does not meet the Board’s standards will not be permitted to serve. Our Board believes that the continuity and business acumen of an experienced director provides better insight to management and is more beneficial to the continued performance of our Company. Our Board has maintained an age limit of 72 for service on the Board, which will allow for an orderly transition and proper succession planning.

The persons named as proxy holders in the accompanying Proxy will vote for the above-named nominees, unless the shareholder directs them differently on the proxy card. If a nominee is not available for election as a director at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board may designate a substitute nominee, and the accompanying Proxy will be voted for the substituted nominee.

A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the four individuals who receive the greatest number of votes cast at the meeting will be elected as directors.

The Board of Directors recommends a vote FOR the election of each person nominated by the Board.

The following table provides certain biographical information for each person who is nominated for election as a director at the Annual Meeting of Shareholders and for each person who is continuing as an incumbent director.

Names, (Ages), Positions, and Backgrounds of Directors and Nominees	Service as a Director

Nominee for Term Expiring in 2009

Louis A. Smith (67) is President of the law firm of Smith and Johnson, Attorneys, P.C., of Traverse City, Michigan. Mr. Smith also serves on the Advisory Board of the Huntington National Bank of Traverse City and serves as a member of the Advisory Council to the University of Notre Dame Law School. Mr. Smith currently serves on The State Board of Law Examiners upon nomination by the Michigan Supreme Court and gubernatorial appointment.	Director since 1993. Member of Audit Committee. Member of Personnel and Compensation Committee.

Nominees for Terms Expiring in 2010

William G. Currie (59) is Chairman of the Board of the Company. He joined the Company in 1971, serving as a salesman, general manager, vice president, and executive vice president. He was the Chief Executive Officer of the Company from 1989 to 2006, and on January 1, 2000, also became Vice Chairman of the Board. On April 19, 2006, he was named Chairman of the Board of the Company and serves as an employee with the title of Executive Chairman.	Director since 1978.

Names, (Ages), Positions, and Backgrounds of Directors and Nominees	Service as a Director

John M. Engler (58) is President and Chief Executive Officer of the National Association of Manufacturers, with whom he has been affiliated since October 2004. He was President of State and Local Government Business and Vice President of Government Solutions for North America for EDS in Herndon, Virginia from February 2003 to September 2004. He served as Governor of the State of Michigan from 1991 to 2003. Mr. Engler also serves on the boards of Munder Capital Management, Northwest Airlines, and Dow Jones & Company.	Director since 2003. Member of Nominating and Corporate Governance Committee. Member of Personnel and Compensation Committee.

Michael B. Glenn (55) is Chief Executive Officer of the Company. He joined the Company in 1974, serving as a salesman, vice president, senior vice president and divisional president. He was named President of the Company in 2000. On July 1, 2006, he became Chief Executive Officer of the Company and was appointed to the Board of Directors, effective August 11, 2006.	Director since 2006.

Incumbent Directors — Terms Expiring in 2008

John W. Garside (67) is the President and Treasurer of Woodruff Coal Company of Kalamazoo, Michigan. Mr. Garside is a former commissioner for the Michigan Department of Transportation.	Director since 1993. Chairman of Personnel and Compensation Committee. Member of Nominating and Corporate Governance Committee.

Gary F. Goode (62) retired from Arthur Andersen LLP in March 2001 after 29 years. Since his retirement, Mr. Goode has worked as an independent consultant and has also served as Chairman of Titan Sales and Consulting LLC since January 2004. Mr. Goode is on the Board of Directors of Gentex Corporation and serves on the Audit, Compensation, and Nominating Committees. Mr. Goode is also on the Advisory Board of the Business School at Western Michigan University.	Director since 2003. Chairman of Audit Committee.

Mark A. Murray (52) is President of Meijer, Inc. in Grand Rapids, Michigan. Mr. Murray was Treasurer of the State of Michigan from January 1999 until July 2001, and he served as Vice President of Finance and Administration for Michigan State University from January 1998 until January 1999. Mr. Murray was President of Grand Valley State University in Allendale, Michigan from July 2001 until July 1, 2006 when he became President of Meijer, Inc.	Director since 2004. Member of Audit Committee.

Incumbent Directors — Terms Expiring in 2009

Dan M. Dutton (59) is Chairman of the Board of Stimson Lumber Company of Portland, Oregon with whom he has been affiliated since 1988.	Director since 2003. Chairman of Nominating and Corporate Governance Committee.

Ambassador Peter F. Secchia (69) is Managing Partner of SIBSCO, LLC, a private investment company. On December 31, 2002, he retired from the Company with whom he has been affiliated since 1962. He had been president, chief executive officer, and chairman of the board from March 1971 until 1989. From 1989 until 1993, he served as U.S. Ambassador to Italy. From January 1993 to April 2006, he served as Chairman of the Board of the Company. On April 19, 2006 he was given the honorary title of Chairman Emeritus.	Director since 1967.

Corporate Governance and Board Matters

Our Board is committed to sound and effective corporate governance practices. To assist in its governance, the Board has appointed three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Personnel and Compensation Committee. Each of these committees has a written charter, the current versions of which are available for review on our website at www.ufpi.com.

Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers and directors. We have also adopted a Code of Ethics for Senior Financial Officers. Each Code is posted on our website, and any changes or waiver to either Code will be disclosed on our website.

Affirmative Determination Regarding Director Independence and Other Matters

Our Board has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Dan M. Dutton, John M. Engler, John W. Garside, Gary F. Goode, Mark A. Murray, and Louis A. Smith. There are no family relationships between or among the directors and our executive officers.

To assist our Board, the Nominating and Corporate Governance Committee reviewed the applicable legal standards for director and Board committee independence, as well as the criteria applied to determine “audit committee financial expert” status, and the answers to annual questionnaires completed by each of the directors. On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to the full Board, and the Board made its independence and “audit committee financial expert” determinations based upon that report and each member’s review of the information made available to the Nominating and Corporate Governance Committee.

Committees

Audit Committee.  Each member of the Audit Committee is “independent” as that term is defined by Rule 4200(a)(15) of the Nasdaq Listing Standards as well as the applicable rules of the Securities Exchange Commission for audit committee membership. Our Board has determined that Mr. Goode and Mr. Murray each qualify as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The full responsibilities of the Audit Committee are set forth in the Audit Committee Charter. In general, the primary purpose of this Committee is to assist the Board in overseeing management’s conduct of our financial reporting processes and system of internal controls regarding finance, accounting, legal compliance and ethics. During 2006, the Audit Committee held nine meetings.

Personnel and Compensation Committee.  This Committee consists entirely of independent directors, as currently defined by the Nasdaq Listing Standards. It is responsible for reviewing and recommending to the Board the timing and amount of compensation for key employees, including salaries, bonuses and other benefits, as well as director compensation. The Personnel and Compensation Committee is also responsible for administering our stock option and other equity-based incentive plans, recommending retainer and attendance fees for non-employee directors, and reviewing compensation plans and awards as they relate to key employees. While the Committee has the authority to retain consultants and third-party advisors to assist the Committee, it has not done so. The Committee has the ultimate authority to determine matters of executive compensation; however, it may rely upon recommendations by our chief executive officer for matters of compensation other than those applicable to the chief executive officer. Additional information on the Committee’s role and practices involving executive compensation is described in our Compensation Discussion and Analysis set forth in this Proxy Statement. The full responsibilities of the Personnel and Compensation Committee are set forth in the Personnel and Compensation Committee Charter. During 2006, the Personnel and Compensation Committee held three meetings.

Nominating and Corporate Governance Committee.  Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined by the Nasdaq Listing Standards. The Nominating and Corporate Governance Committee considers and proposes director nominees for election at the

Annual Meeting of Shareholders, selects candidates to fill Board vacancies as they may occur, makes recommendations to the Board regarding Board committee memberships, generally monitors our corporate governance system, and performs any other functions or duties deemed appropriate by the Board. The full responsibilities of the Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee Charter. During 2006, the Nominating and Corporate Governance Committee held three meetings.

Our Articles of Incorporation contain certain procedural requirements applicable to shareholder nominations of directors. A shareholder who wishes to nominate a person to serve as a director must provides us with written notice. The notice must include: (1) the name and address of both the shareholder who intends to make the nomination and the person or persons nominated; (2) a representation that the shareholder is a current holder of record and will continue to hold those shares through the date of the meeting, and intends to appear in person or by proxy at the meeting; (3) a description of all arrangements between the shareholder and each nominee; (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Exchange Act had the nominee been nominated by the Board; and (5) the consent of each nominee to serve as director. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Nominating and Corporate Governance Committee to make proper assessments as to his or her qualifications. Nominations must be addressed to the Chairman of the Nominating and Corporate Governance Committee at our headquarters, and must be received no later than the 30th day prior to the Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee may also make its own search for potential candidates that may include candidates identified by a variety of means as deemed appropriate by the Committee.

The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience, or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Committee requires that each member of our Board will have the highest personal and professional ethics, integrity and values, and will consistently exercise sound and objective business judgment. In addition, it is anticipated that our Board as a whole will have individuals with significant, appropriate senior management and leadership experience, a comfort with technology, a long-term, strategic and global perspective, and the ability to advance constructive debate. It is important for our Board as a whole to operate in an atmosphere where the chemistry among the individuals is a key element.

Upon receipt of a shareholder proposed candidate, the Chairman of the Nominating and Corporate Governance Committee assesses the Board’s needs, primarily whether there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then develops a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Chairman of the Board and Chief Executive Officer for discussion. Following this discussion, the profile and the candidate’s materials are forwarded to all Nominating and Corporate Governance Committee members, and consideration of the candidate is added as an agenda item for the next Committee meeting.

Similarly, if at any time the Nominating and Corporate Governance Committee or the Board determines there may be a need to add or replace a director, the Nominating and Corporate Governance Committee or the Board develops a director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Committee will determine the appropriate method to conduct a search.

The Committee has, to date, not paid any third party fees to assist in identifying and evaluating nominees. The Committee has not received any recommended nominations from any of our shareholders in connection with our Annual Meeting of Shareholders. The nominees that are standing for election as directors at our 2007 Annual Meeting of Shareholders are incumbent directors.

Communications with the Board

Generally, shareholders who have questions or concerns regarding our Company should contact the Investor Relations Department at 1-888-BUY-UFPI (1-888-289-8374). However, any shareholder who wishes to address questions regarding the business or affairs of our Company directly with the Board, or any individual director, should direct his or her questions in writing to the Secretary of the Board at 2801 East Beltline N.E., Grand Rapids,

MI 49525. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

Meeting Attendance

Each director is expected to make a reasonable effort to attend all meetings of our Board, applicable committee meetings, and the Annual Meeting of Shareholders. All of our directors attended the 2006 Annual Meeting of Shareholders. During our last fiscal year, there were four regular meetings of the Board, and the Board took action by unanimous written consent on seven occasions. Each director attended 75% of the meetings of the Board and meetings of committees they were eligible to attend. During fiscal 2006, the Board met in executive session, without the presence of management, on two occasions.

Proposed Amendment to the Director Retainer Stock Plan

On April 28, 1994, our shareholders approved the Universal Forest Products Director Retainer Stock Plan (the “Plan”). This Plan, as proposed to be amended, is attached as Appendix A to this Proxy Statement. This Plan was created to provide eligible directors with a means of expressing their commitment to our Company by subjecting their deferred retainer fees to the stock market performance of our stock. The following is a summary of the principal features of the Plan.

Eligibility and Participation.  Directors who are neither contractual nor common law employees of the Company or any of our subsidiaries are eligible to participate in the Plan. A director may choose to participate in the Plan by electing to defer all of his or her annual retainer fee in return for shares of our common stock, on a deferred basis. If a director elects to participate in the Plan, we are obligated to credit his or her reserve account with a number of units that is equal to 110% of the deferred retainer fee, as periodically “earned” by the director, divided by the closing price of our common stock on the day the amounts are earned. For purposes of crediting a director’s account, the amounts of the annual retainer are deemed to be earned on May 1 (February through April amounts), August 1 (May through July amounts), November 1 (August through October amounts) and the next February 1 (November through January amounts). Accounts under the Plan are credited on each day we declare a cash dividend to holders of our common stock.

Amounts accumulated in a director’s reserve account are payable only in shares of our common stock. We are obligated to commence distribution from the account upon the first to occur of a director’s retirement, death, or total and permanent disability.

Shares Reserved.  The shareholders initially authorized 50,000 shares of common stock to be purchased under the Plan. In the case of stock dividends or similar transactions, the number of shares available for grant under the Plan and the number of shares subject to options then outstanding are subject to adjustment. If the proposed amendment is approved by our shareholders, the total number of authorized shares would increase to 100,000.

Summary of Federal Income Tax Consequences.  The following paragraphs summarize the federal income tax consequences with respect to a director’s participation in the Plan, based upon management’s understanding of the existing federal income tax laws.

A director who participates in the Plan will not recognize taxable income at the time of election to participate or at the time we credit a director’s reserve account. Management understands that because a participating director must elect his or her participation on or before the beginning of the next taxable year, none of the director’s fees relating to that election will be deemed earned at the time of that election. Again, only all or none of the director’s annual retainer may be deferred under this Plan. In addition, the director’s fees are not available to the director at the time of election or at the time they are credited to the reserve account. Consequently, a director will recognize income only upon delivery of the shares of common stock as distributed under the terms of the Plan. At the time of delivery of those shares, the fair market value of the common stock delivered will be treated as ordinary income to the recipient. At that time, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

Amendment and Termination.  The Board may amend or terminate the Plan at any time, provided that the Plan cannot be amended without shareholder approval if the amendment would increase the maximum number of shares of common stock which may be made subject to the Plan, materially increase the benefits accruing to the directors under the Plan or materially modify the requirements as to eligibility under the Plan.

Proposed Amendment.  As of December 30, 2006, 46,423 shares have been issued under the Plan. At its meeting on January 17, 2007, our Board approved the issuance of an additional 50,000 shares under the Plan, subject to shareholder approval. Accordingly, our Board and management are soliciting shareholder approval to amend the Plan, increasing the number of shares available for issuance under the Plan from 50,000 shares to 100,000 shares.

The affirmative vote of a majority of our common stock voted at our Annual Meeting of Shareholders is required to approve the proposed amendment to the Plan. Since a majority of the votes cast is required for approval, any negative vote will necessitate an offsetting affirmative vote to assure approval. Any broker non-vote or any ballot or proxy marked “abstain” will not be counted as a vote cast. Unless otherwise directed by marking on the accompanying proxy, the proxy holders named therein will vote for the approval of the proposed amendment to the Plan. Votes will be counted by inspectors of election appointed by the presiding officer at our Annual Meeting of Shareholders.

The Board of Directors recommends a vote FOR the proposed amendment to the Plan.

Ratification of Ernst & Young LLP as Independent Public Accountants for Fiscal 2007

The Audit Committee has selected Ernst & Young LLP (“E&Y”) as our independent public accountants for the fiscal year ending December 29, 2007. The services provided to the Company and our shareholders by E&Y for 2006 are described below under the caption “Independent Public Accountants — Fees and Services.”

We are asking our shareholders to ratify the selection of E&Y as our independent public accountants. Although ratification is not legally required, the Board is submitting the selection of E&Y to our shareholders for ratification as a matter of good corporate governance. Representatives of E&Y are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of the majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval. All broker non-votes will not be treated as votes cast in this matter; shares voted as abstentions will be counted as votes cast and therefore will have the effect of a negative vote.

If our shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The Board of Directors recommends a vote for this proposal to ratify the appointment of E&Y as the Company’s independent public accountants.

Independent Public Accountants — Fees and Services

E&Y served as our independent public accountants for the fiscal years ended December 31, 2005 and December 30, 2006. The following sets forth the fees paid to E&Y for the last two fiscal years, all of which were pre-approved by the Audit Committee.

	2006	2005

Audit Fees	$451,600	$435,600
Audit Related Fees(1)	17,500	16,500
Tax Fees(2)	502,908	233,771
All Other Fees	0	0

Total	$972,008	$685,871

(1)	Consists primarily of financial statement audits of employee benefit plans.

(2)	Consists primarily of U.S. Federal, State and local tax consulting and compliance advice along with tax advice and assistance regarding statutory, regulatory or administrative developments in the United States, Canada or Mexico, including a federal research and development tax credit study.

Audit Committee Pre-Approval Policy.  The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by our independent public accountants. The policy sets out the specific services that must be pre-approved by the Audit Committee and places limitations on the scope of these services while ensuring the independence of the auditors to audit our financial statements is not impaired. The policy prohibits the Company from retaining E&Y for services which are proscribed by rule of the Securities and Exchange Commission. In addition, the policy requires disclosure of non-audit services performed by our auditors. The pre-approval policy does not include a delegation of the Audit Committee’s responsibilities and authorities under the policy.

Ownership of Common Stock

The following table sets forth information as to each shareholder known to have been the beneficial owner of more than five percent (5%) of our outstanding shares of common stock as of March 1, 2007:

Name and Address of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership(1)		of Class(2)

Barclays Global Investors, NA	2,038,688	(3)	10.8%
45 Fremont Street
San Francisco, CA 94105
T. Rowe Price Associates, Inc.	1,018,590	(4)	5.4%
100 E. Pratt Street
Baltimore, MD 21202
Franklin Resources, Inc.	987,342	(5)	5.2%
One Franklin Parkway
San Mateo, CA 94403

(1)	Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2)	Shares outstanding for this calculation include 478,277 shares which are subject to options exercisable in 60 days; 29,856 shares which are subject to issuance under the Director Retainer Stock Plan; and 241,674 shares which are subject to issuance under a Deferred Compensation Plan.

(3)	Barclays, either directly or through affiliated companies, beneficially owned this number of shares, as noted on the Schedule 13G it filed with the SEC on January 31, 2007.

(4)	These securities are owned by various individuals and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities (as noted on the Schedule 13G it filed with the SEC on February 14, 2007.

(5)	Franklin, either directly or through affiliated companies, beneficially owned this number of shares, as noted on the Schedule 13G it filed with the SEC on February 1, 2007.

Securities Ownership of Management

The following table contains information with respect to ownership of our common stock by all directors, nominees for election as director, executive officers named in the tables under the caption “Executive Compensation,” and all executive officers and directors as a group. The information in this table was furnished by our officers, directors, and nominees for election of directors, and represents our understanding of circumstances in existence as of March 1, 2007.

Name of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership(1)		of Class(2)

Peter F. Secchia	910,358	(3)	4.6%
William G. Currie	575,574	(4)	2.9%
Michael B. Glenn	226,197	(4)	1.1%
Robert K. Hill	135,498	(4)(5)	*
C. Scott Greene	71,054	(4)(5)	*
John W. Garside	34,600	(6)	*
Michael R. Cole	29,047	(4)(5)	*
Louis A. Smith	28,616	(6)	*
Gary F. Goode	6,639	(6)	*
Dan M. Dutton	5,126	(6)	*
Mark A. Murray	2,925	(6)	*
John M. Engler	1,600		*
All directors and executive officers as a group (16 persons)	2,274,793	(6)	11.6%

*	Less than one percent (1%).

(1)	Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2)	Shares outstanding for this calculation include 478,277 shares which are subject to options exercisable in 60 days; 29,856 shares which are subject to issuance under the Director Retainer Stock Plan; and 241,674 shares which are subject to issuance under a Deferred Compensation Plan.

(3)	Includes 50,000 shares owned by Mr. Secchia’s wife; 451,973 shares held by limited liability companies of which Mr. Secchia is a member; 105,000 shares held by a family limited partnership of which Mr. Secchia is a partner; and 31,550 shares held by a family foundation.

(4)	Includes shares subject to issuance under a Deferred Compensation Plan for Mr. Currie, Mr. Glenn, Mr. Hill, Mr. Greene, and Mr. Cole, in the amount of 10,264 shares, 9,044 shares, 33,112 shares, 24,071 shares, and 1,616 shares, respectively.

(5)	Includes shares which may be acquired by Mr. Hill, Mr. Cole, and Mr. Greene pursuant to options exercisable in 60 days in the amount of 18,000 shares, 4,000 shares, and 14,844 shares, respectively.

(6)	Includes shares obtained through the Director Retainer Stock Plan for Mr. Dutton, Mr. Garside, Mr. Goode, Mr. Murray, and Mr. Smith who hold 3,526 shares, 4,450 shares, 5,139 shares, 2,125 shares, and 14,616 shares, respectively, through such plan.

Executive Compensation

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our executive compensation program has been designed to motivate, reward, attract and retain the management deemed essential to ensure the success of our Company. The program seeks to align executive compensation with Company objectives, business strategy and financial performance. In applying these principles, we seek to:

•	Reward executives for performance of the Company;

•	Support an environment that rewards performance with respect to Company goals;

•	Attract and retain key executives critical to the long-term success of the Company; and

•	Align the interests of executives with the long-term interests of shareholders through stock ownership initiatives.

We believe the compensation of our executives should reflect the performance of the business units in which they are involved. We believe the performance of the executives in managing our Company, considered in light of general economic and specific Company, industry and competitive conditions, should be the basis for determining their overall compensation.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward overall performance and each person’s contribution to the Company. In measuring the executive officer’s contribution to the Company, the Personnel and Compensation Committee (for purposes of this analysis, the “Committee”) considers numerous factors, including the Company’s financial performance, as well as performance relative to pre-established goals and obligations.

Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside our control.

Compensation Program Components

The Committee has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee seeks to ensure that the total compensation paid to the Named Executives is fair, reasonable and competitive. Throughout this Proxy Statement, the individuals who served as our Executive Chairman, Chief Executive Officer, and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table, are referred to as the Named Executives.

Elements of compensation for our executives include salary, bonus (whether in cash or in stock), health, disability and life insurance, and perquisites. Base salaries are set for our executive officers at the regular scheduled January meeting of the Committee. At this meeting, the Chief Executive Officer makes compensation recommendations to the Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Committee may accept or adjust such recommendations, and also make the sole determination of the Executive Chairman’s and Chief Executive Officer’s compensation.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentives for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of the Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	Performance against corporate and individual objectives for the previous year;

•	Difficulty of achieving desired results in the coming year;

•	Value of their unique skills and capabilities to support long-term performance of the Company;

•	Performance of their general management responsibilities; and

•	Contribution as a member of the executive management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitate our entry into new markets, provide proper compliance and regulatory guidance, and help to create a cohesive team.

Base Salaries.  We provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis. The Committee has complete discretion in determining base salary amounts (including the grant and amount of any annual discretionary incentive payments or stock option awards), regardless of whether corporate or individual performance goals are achieved. The Committee exercised its complete discretion in setting base salaries for 2006.

In an effort to be proactive in a slowing housing market, at the end of 2006, our Chief Executive Officer froze all officer salaries until July 1, 2007. Our Chief Executive Officer believes the management team should lead by example, consistent with the goals of cost containment during the period of a challenging business climate. If market conditions improve, and subject to Committee approval, salaries will be adjusted at that time.

The Committee utilizes publicly available compensation information from other publicly held companies to make informed decisions regarding pay and benefit practices, including base salaries. Surveys prepared by management are also used to periodically ensure that our Company is maintaining its labor market competitiveness. These internally-developed surveys compare our compensation program to the compensation programs of similar sized companies. We do not currently engage any consultant related to executive and/or director compensation matters. We seek to provide salary, incentive compensation opportunity and employee benefits that fall within the average practice of our competitors and the labor market in which we operate.

Incentive Compensation.  We rely heavily on annual discretionary incentive compensation to attract and retain our officers and other key employees of outstanding abilities, and to motivate them to perform to the full extent of their abilities. We provide bonus compensation to reward superior performance against specific short-term goals. Return on Investment (ROI) is the primary determining factor in setting bonus compensation. Achievement of Key Performance Indicators (KPI) provides the opportunity for an upward adjustment of the ROI bonus amount.

Consistent with past practice, our incentive compensation system in 2006 focused on ROI. In addition, incentive compensation was subject to additional upward adjustment based upon achievement of KPI’s. For Messrs. Greene and Hill, 2006 bonuses were earned on the basis of the ROI and KPI performance of their respective operations. For Messrs. Currie, Glenn, and Cole, incentive compensation was based entirely on the ROI and KPI of the Company as a whole.

In January of 2006, the Committee approved a Performance Stock Grant Program. Our ROI-based performance program does not have a cap placed on it by either the Board or Committee, but internally we capped cash bonuses at two times base pay. Under the Performance Stock Grant Program, the cash bonus cap remains at two times base pay, but the excess, if any, is paid in the form of a stock grant. If granted, these shares vest in full on the third anniversary of the grant date and are not subject to forfeiture. In 2006, the Committee approved the issuance of stock grants for 36,839 shares under this program to 11 key employees (including six executive officers) based upon the excess bonuses earned for 2005. In 2007, the Committee approved the issuance of 39,235 shares under this program, to 41 key employees (including six executive officers) based upon the excess bonuses earned for 2006.

Chief Executive Officer.  On April 19, 2006, our Board approved the appointment of Michael B. Glenn as Chief Executive Officer of our Company, effective July 1, 2006. At the same time, William G. Currie, who was Chief Executive Officer, was named Chairman of the Board, to serve as an employee with the title of Executive Chairman. On July 1, 2006, Mr. Glenn received an increase of $48,833 for a new base salary of $439,000 per year. On July 1, 2007, Mr. Glenn is scheduled to receive a $48,833 increase to his base salary, subject to Committee approval.

The Committee annually reviews and establishes base salary of our Chief Executive Officer. His salary is based on comparable compensation data, the Committee’s assessment of his past performance, and its expectation as to his future contributions in leading the Company and its businesses. Our Chief Executive Officer’s base salary fell within the middle-range of the salaries of comparable executives. When compared with our peer group, our Chief Executive Officer’s base salary fell well below the similarly sized companies in the peer group. The Committee has complete discretion in setting base salary for Mr. Glenn (who does not have an employment agreement with the Company). Our Chief Executive Officer’s incentive bonus amount for 2006 was based upon the ROI performance of the Company taken as a whole, as determined under our Performance Bonus Plan. Our Chief Executive Officer’s bonus for 2006 reflects our overall performance, including record net sales and net earnings achieved in 2006, as compared to 2005.

Executive Chairman.  Mr. Currie, who was Chief Executive Officer until June 30, 2006 and is now the Executive Chairman of the Company, receives a base salary of $536,500 per year. On January 16, 2007, the Committee approved a severance package for Mr. Currie which will commence on a mutually agreed future date as described in this Proxy Statement. For the first six months of 2007, his base salary is set at $536,500. He is eligible for a bonus based on the ROI and KPI’s of the Company, taken as a whole.

Incentive Bonus Program.  For fiscal 2007, we will continue to use the ROI-based Performance Bonus Plan with KPI adjustments as described above. New KPI’s have been added, and some old KPI’s have been removed in an effort to focus management on the GO 2010 initiative and Continuous Improvement the Universal way. By basing the individual’s incentive compensation on the ROI generated by the profit center, the individual is rewarded for properly managing assets, increasing cash flow, and obtaining higher net margins. Participants who achieve all of the KPI goals will receive a higher percentage of the ROI bonus than those achieving fewer KPI goals. A discretionary bonus component is available for salaried personnel, but not executive officers, at operations which have not yet hit the ROI target, but which demonstrate improvement over the previous year. The actual bonus amount is a function of the ROI percentage achieved and the operating profit for the business unit. A minimum pre-bonus, after tax return of 6.0% is required to be eligible for a bonus. The percentage of operating profit payable as bonus compensation increases as the ROI of the business unit increases, until ROI exceeds 25.5%. The percentage amount increases with increases in ROI up to the maximum ROI of 25.5%.

For our Chief Executive Officer and the other Named Executives, incentive compensation will be paid as provided in the Performance Bonus Plan, as approved by the Committee. For 2007, bonus compensation as determined under the Performance Bonus Plan may be adjusted depending on the Named Executive’s achievement of certain KPI targets.

Long-Term Stock Incentive Plan.  In the past, we have provided long-term incentive compensation to our executive officers and key employees through stock options and grants of restricted shares. The 1999 Long-Term Stock Incentive Plan (“LTSIP”) was approved by shareholders at the 1999 Annual Meeting of Shareholders. The Committee has complete discretion in determining eligibility for participation and the number of stock options, if any, to be granted to a participant. Due to the changes in accounting for stock options, the Committee decided not to grant broad-based stock options to salaried employees for 2006 or 2007.

We desire to promote ownership by our employees to encourage each employee to conduct business in the best long term interest of shareholders. Therefore, in 2002 we created a Minimum Stock Ownership Policy. This policy sets requirements for ownership of our common stock by our officers and other key employees, as follows:

Title	Company Stock Ownership Required

Officers	$200,000
General Manager of Operations	$100,000
Operations Managers, Plant Managers, Sales Managers, Executive Managers, and Senior Managers	$50,000

To help our key employees (other than executive officers, who are not eligible to participate) reach their minimum ownership requirement, we established an Executive Stock Purchase Assistance Plan (the “ESPAP”) under which key employees may borrow money from our Company to purchase stock with interest at the applicable rate defined under the ESPAP. The terms of the Notes the key employees must enter into with our Company for these loans require payments of interest only for five years plus payments of principal and interest for the next five years, with payment in full ten years from the date of the Notes. The maximum amount of the loan is one half of the employee’s minimum stock ownership requirement.

We have a Deferred Compensation Plan (the “DCP”) which allows key employees to defer a portion of their compensation. Under the DCP, if a key employee’s ownership of our common stock is not at a required level, any money the key employee defers must be used to purchase shares of our common stock. Such shares are purchased at a 15% discount from the then prevailing market price of our common stock. The key employee will receive a payout of the money in his or her DCP account one year from the date he or she leaves the Company unless he or she retires or passes away, in which case the employee or the beneficiary will receive the funds within 90 days.

We also have an Employee Stock Purchase Plan (the “ESPP”) which allows employees to have money deducted from their payroll checks. Shares of our common stock are purchased with the money in the employee’s account on the last stock trading day of the quarter, at a 15% discount from the then prevailing market price of our common stock. All of our employees with at least one year of service may participate in the ESPP.

We have a Stock Gift Program whereby all employees receive a modest amount of our common stock on their selected service anniversaries with the Company.

Each of our stock ownership programs are designed to encourage employees to own shares of our common stock, and therefore align the interests of our employees with those of our shareholders.

Our policy is to pay all earned compensation regardless of whether it exceeds the One Million Dollar ($1,000,000.00) limitation on compensation deductions set forth in Section 162(m) of the Internal Revenue Code. To ensure the maximum tax deductibility for the Company, we received shareholder approval of our Performance Bonus Plan at our 1999 Annual Meeting of Shareholders.

Summary Compensation Table

The following table shows certain information regarding the compensation for the Executive Chairman, Chief Executive Officer, Chief Financial Officer, and our two other most highly compensated executive officers for fiscal 2006 (the “Named Executives”):

								Change in
								Pension
								Venue and
							Non-Equity	Nonqualified
							Incentive Plan	Deferred
Name and Principal				Stock		Option	Compensation	Compensation	All Other
Position	Year	Salary(1)	Bonus	Awards(2)		Awards(3)	(1)(4)	Earnings	Compensation(5)	Total

Michael B. Glenn, Chief Executive Officer	2006	$413,234	$29,098	$668,000		$85,549	$878,016	0	$53,412	$2,127,309
William G. Currie, Executive Chairman	2006	534,902	26,378	737,000		140,789	1,073,348	0	86,339	2,598,756
Michael R. Cole, Chief Financial Officer	2006	209,268	26,510	77,000		43,085	420,348	0	29,537	805,748
Robert K. Hill, President, Universal Forest Products Western Division	2006	313,941	18,948	311,568	(6)	65,206	630,528	0	48,081	1,388,272
C. Scott Greene, President, Universal Forest Products Eastern Division	2006	269,278	19,909	158,980		48,206	541,368	0	28,321	1,066,062

(1)	Includes amounts deferred by Named Executives under the Company’s 401(k) Plan.

(2)	Reflects the value of shares granted in 2006. The value of the shares represents the amount of the bonus earned by the Named Executive in 2005 that exceeded two times the respective Named Executive’s base pay. These shares vest in full on the third anniversary of the date of grant. The value of the awards is based upon the closing price of our common stock on January 31, 2006, the date of grant.

(3)	There were no stock option awards to Named Executives in fiscal 2006. The amount included in this column is the amount that would have been required to be recognized in 2006 in accordance with FAS 123R under the modified prospective transition method with respect to stock options granted prior to 2006 that were not vested at the time we transitioned to FAS 123R, as noted in our financial statements for the year ended December 30, 2006.

(4)	Represents annual bonus payments under performance-based bonus plans tied to our operating profit and return on investment, which cover substantially all salaried employees. These amounts were earned for 2006 and paid in the subsequent year. Includes deferrals under our Deferred Compensation Plan in the amount of $50,000, $100,000, $100,000 and $100,000 by Mr. Glenn, Mr. Currie, Mr. Hill and Mr. Greene, respectively. Under this plan, shares of our common stock are contributed to the Named Executive’s Deferred Compensation account, in lieu of cash compensation. These shares must be held by the Named Executive until he or she retires from the Company.

(5)	The amount in this column represent contributions to our Profit Sharing and 401(k) Plan in the amount of $6,600 for each Named Executive. Subject to certain requirements, including age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in this Plan. Also included in this column is personal use of corporate airplanes in the amount of $21,189, $43,456, $1,849, $22,299 and $2,790 for Mr. Glenn, Mr. Currie, Mr. Cole, Mr. Hill and Mr. Greene, respectively. We permit limited personal use of corporate aircraft by the Named Executives. Personal use of our aircraft requires approval by the chief executive officer. We calculate the incremental cost to our Company for personal use of our aircraft based on the cost of fuel and oil per hour of flight; trip-related inspections, repairs and maintenance; landing, parking and hangar fees; supplies; and other variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on personal usage, such as pilots’ salaries, the purchase or leasing costs of our aircraft, and the cost of maintenance not related to trips.

The amount in this column also includes the following fringe benefits, none of which exceeded the greater of $25,000 or 10% of the Named Executive’s aggregate fringe benefits: automobile allowance, automobile insurance, reimbursement for gasoline expense and certain home utilities, financial planning services, clothing allowance, life insurance premiums and taxes paid on behalf of the Named Executive.

(6)	This amount includes the estimated value as of December 30, 2006 of a conditional share grant agreement entered into with Mr. Hill on January 19, 2006. If the Grant would have been effective on December 30, 2006, Mr. Hill would have received 4,113 shares of our common stock.

Narrative Disclosure of Perquisites and Benefits

We provide benefit programs to executive officers and other employees. The following table generally identifies such benefit plans and identifies those employees who may be eligible to participate:

Full-time
			Full-Time Exempt	Non-Exempt
Benefit Plan	Executive Officers	Certain Managers	Employees	Employees

401(k) Plan
Medical/Dental/Vision Plans
Life and Disability Insurance
Employee Stock Purchase Plan
ROI Bonus Plan
Equity Incentive Plans
Change in Control and Severance Plan		Not Offered	Not Offered	Not Offered
Deferred Compensation Plan			Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered	Not Offered	Not Offered

We believe perquisites for executive officers should be limited in scope and value. As a result, we have historically given nominal perquisites. The following table generally illustrates the perquisites we do and do not provide, and identifies those employees who may be eligible to receive them.

Type of Perquisites	Executive Officers	Certain Managers	Full-Time Employees

Employee Discount
Financial Planning Allowance(1)			Not Offered
Automobile Allowance			Not Offered	(2)
Country Club Memberships	Not Offered	Not Offered	Not Offered
Personal Use of Company Aircraft	Only with CEO Approval	Not Offered	Not Offered
Security Services	Not Offered	Not Offered	Not Offered
Dwellings for Personal Use(3)	Not Offered	Not Offered	Not Offered

(1)	We provide our officers with a limited financial planning allowance via taxable reimbursements for financial planning services like financial advice, life insurance and tax preparation, which are focused on assisting officers in achieving the highest value from their compensation package.

(2)	Certain sales personnel receive an automobile allowance. Other employees receive reimbursement, in accordance with the Internal Revenue Code, for various costs incurred in connection with utilization of their personal vehicles in connection with business travel that is in addition to typical business expenses.

(3)	We do not provide dwellings for personal use other than for temporary job relocation housing.

Grants of Plan-Based Awards

The following table reflects the grant of plan-based awards in 2006 to the Named Executives.

						All		All
						Other		Other		Grant
						Stock		Option	Exercise	Date
						Awards:		Awards:	or	Fair
						Number		Number	Base	Value
						of		of	Price	of
				Estimated Future		Shares		Securities	of	Stock
		Estimated Future Payouts		Payouts		of Stock		Underlying	Option	and
	Grant	Under Non-Equity		Under Equity Incentive		or Units		Options	Awards	Option
Name	Date	Incentive Plan Awards		Plan Awards		(#)		(#)	($/Sh)	Awards

		Threshold	Maximum	Threshold	Maximum
		($)	($)	(#)	(#)

Michael B. Glenn		$584,836	$975,666	0	0			0	0
	01/31/06					11,664				$668,000
William G. Currie		653,641	1,073,000	0	0			0	0
	01/31/06					12,869				737,000
Michael R. Cole		189,212	420,000	0	0			0	0
	01/31/06					1,345				77,000
Robert K. Hill		210,230	630,000	0	0			0	0
	01/31/06					6,205	(1)			311,568
C. Scott Greene		319,032	541,000	0	0			0	0
	01/31/06					2,776				158,980

(1)	This amount includes the estimated value as of December 30, 2006 of a conditional share grant agreement entered into with Mr. Hill on January 19, 2006. If the Grant would have been effective on December 30, 2006, Mr. Hill would have received 4,113 shares of our common stock.

We do not have any required future payouts under our non-equity incentive plans. All obligations are paid in cash within 75 days of the fiscal year-end. Any future awards are based on the ROI of the applicable business unit. The business unit of the Named Executive must achieve a minimum return, after deducting taxes, interest amortization and other capital costs, of 6% to be eligible for any incentive payment. We believe this is a significant threshold which ensures a shareholder return prior to an incentive being earned. If the applicable business unit does not meet the minimum ROI threshold, the bonus for the Named Executive is zero.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by the Named Executives at December 30, 2006:

							Stock Awards
											Equity
											Incentive
	Option Awards									Equity	Plan Awards:
				Equity						Incentive	Market or
				Incentive						Plan Awards:	Payout
				Plan						Number of	Value of
				Awards:					Market	Unearned	Unearned
	Number of	Number of		Number of			Number of		Value of	Shares,	Shares,
	Securities	Securities		Securities			Shares or		Shares or	Units or	Units or
	Underlying	Underlying		Underlying			Units of		Units of	Other	Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable		Options	Price	Date	Vested (1)		Vested	Vested	Vested

Michael B. Glenn	0	6,000		0	$12.50	04/01/10	11,664		$543,775	0	0
	0	12,500			24.46	04/17/12
	0	12,500			24.46	04/17/12
	0	12,500			24.46	04/17/15
	0	12,500			17.10	03/01/13
	0	12,500			17.10	03/01/13
	0	12,500			17.10	03/01/16
William G. Currie	0	30,000		0	24.46	04/17/12	22,869	(2)	1,066,152	0	0
	0	30,000			24.46	04/17/12
	0	30,000			17.10	03/01/13
	0	30,000			17.10	03/01/13
Michael R. Cole	4,000	0		0	30.64	08/01/14	1,345		62,703	0	0
	0	5,000			19.77	04/10/10
	0	5,000			22.88	04/01/13
	0	5,000			26.49	04/01/16
	0	4,000			30.64	08/01/14
	0	4,000			30.64	08/01/14
	0	4,000			30.64	08/01/14
	0	4,000			30.64	08/01/15
Robert K. Hill	4,000	0		0	12.50	04/01/07	6,205	(3)	289,277	0	0
	0	4,000			12.50	04/01/10
	5,000	0			14.13	01/31/11
	5,000	0			21.84	01/31/12
	4,000	0			30.64	08/01/14
	0	4,000			30.64	08/01/14
	0	4,000	(4)		30.64	08/01/14
	0	4,000	(4)		30.64	08/01/14
	0	4,000	(4)		30.64	08/01/15
C. Scott Greene	1,000	0		0	13.19	01/31/08	2,776		129,417	0	0
	0	5,000			26.88	04/01/09
	0	5,000			31.11	04/01/12
	0	5,000			36.01	04/01/15
	4,000	0			12.50	04/01/07
	0	4,000			12.50	04/01/10
	2,133	0			14.13	01/31/11
	3,711	0			21.84	01/31/12
	4,000	0			30.64	08/01/14
	0	4,000			30.64	08/01/14
	0	4,000			30.64	08/01/14
	0	4,000			30.64	08/01/14
	0	4,000			30.64	08/01/15

(1)	Represents shares granted in February 2006 under the Performance Stock Grant Plan to Mr. Glenn, Mr. Currie, Mr. Cole, Mr. Hill, and Mr. Greene, in the amount of 11,664 shares, 12,869 shares, 1,345 shares, 2,092 shares, and 2,776 shares, respectively.

(2)	Includes 10,000 shares granted to Mr. Currie in 2002 which vest in 2012.

(3)	This amount includes the estimated value as of December 30, 2006 of a conditional share grant agreement entered into with Mr. Hill on January 19, 2006. If the Grant would have been effective on December 30, 2006, Mr. Hill would have received 4,113 shares of our common stock.

(4)	Under our current retirement policy, Mr. Hill will not be able to exercise this option before he retires.

Option Exercises and Stock Vested

The following table provides information on the number and value of options exercised in the past year by the Named Executives.

	Option Awards
	Number of Shares		Stock Awards
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise	Exercise(1)	Acquired on Vesting	Vesting

Michael B. Glenn	7,369	$2,227,776	0	0
William G. Currie	12,556	3,401,072	0	0
Michael R. Cole	3,420	284,335	0	0
Robert K. Hill	0	0	0	0
C. Scott Greene	5,000	189,500	0	0

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

Deferred Compensation Plans

The following table shows the deferred compensation activity for the Named Executives during fiscal 2006.

	Executive	Company		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals /	at December 30,
Names	2006	2006(1)	in 2006(2)	Distributions	2006(3)

Michael B. Glenn	$50,000	0	$71,207	0	$847,307
William G. Currie	100,000	0	185,136	0	2,204,234
Michael R. Cole	0	0	(2,207)	0	12,083
Robert K. Hill	100,000	0	(191,745)	0	1,855,052
C. Scott Greene	100,000	0	(154,153)	0	868,957

(1)	The Company does not contribute to this Plan.

(2)	Amounts shown are credited to the participant’s deferred account(s). The earnings (losses) reflect the earnings (losses) on various investments in the participant’s deferred compensation account(s), including investments in our common stock.

(3)	Includes amounts deferred under our 1985 deferral plan by Mr. Glenn and Mr. Currie.

Our Deferred Compensation plan allows key employees to defer a portion of their incentive bonus and base salary. The maximum amount an executive officer can defer is $100,000 per year. As described in this Compensation Discussion and Analysis, amounts deferred must be invested in our common stock until certain ownership tests are met. Payouts occur as provided at the time of employee deferral. If no prior payment is requested at the time of deferral, payout will occur upon separation from employment with the Company. The amounts in the “Executive Contributions in 2006” column are also included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Other Potential Post-Employment Compensation

Severance Agreement

Based on its review of the severance agreements and change in control provisions applicable to chief executive officers at Fortune 500 companies, including a group of peer group companies, the Personnel and Compensation Committee approved and the Company entered into a severance agreement with Mr. Currie on January 16, 2007. Mr. Currie is our Executive Chairman, and has served the Company for over 35 years. The agreement provides for the following upon Mr. Currie’s retirement:

•	Three years of payments based on the average of his base and bonus compensation for the previous five years; plus

•	Cash payments equal to standard health insurance premiums for the three year period.

In consideration of these payments, Mr. Currie is obligated not to compete with us and be available to provide consulting services as needed.

The following table shows the potential incremental value transfer to Mr. Currie under various employment related scenarios.

If retirement or voluntary termination occurs during FY 2007	$1,506,289
If termination for cause occurs during FY 2007	1,506,289
If termination without cause occurs during FY 2007	1,506,289
If “change in control” termination occurs during FY 2007	1,506,289
If death occurs during FY 2007	1,506,289

We do not have any other severance or similar agreements for any of the other Named Executives.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board in 2006. Messrs. Secchia, Currie and Glenn are not separately compensated for their service as directors.

	Fees Earned or Paid		Non-Equity	All Other
	in Cash		Incentive Plan	Compensation
Names	(1)	Stock Awards (2)	Compensation	(3)		Total

Dan M. Dutton	0	$22,716	0	$43,376		$66,092
John M. Engler	$41,250	22,716	0	0		63,966
John W. Garside	0	22,716	0	46,736		69,452
Gary F. Goode(4)	0	22,716	0	69,949		92,665
Mark A. Murray	0	22,716	0	45,735		68,451
Peter F. Secchia	0	0	0	725,411	(5)	725,411
Louis A. Smith	0	22,716	0	52,509		75,225

(1)	Each director who is not a current or former employee of the Company receives a $35,000 annual retainer fee and $1,000 for attendance at each regular and special meeting of the Board, and $1,000 for each committee meeting they attend.

(2)	Each director who is not a current or former employee of the Company receives 100 shares of our common stock for each Board meeting attended, up to a maximum of 400 shares per year. The following lists the aggregate number of shares awarded under this program and held by the listed directors as of December 30, 2006:

Mr. Dutton — 1,200 shares
Mr. Engler — 1,200 shares
Mr. Garside — 3,600 shares

Mr. Goode — 1,100 shares
Mr. Murray — 500 shares
Mr. Smith — 3,500 shares

(3)	Each director who is not a current or former employee of the Company may participate in the Director Retainer Stock Plan (the “DRSP”). The DRSP provides that each director may elect to receive Company stock, on a deferred basis, in lieu of cash compensation for the director’s retainer and meeting fees. The following lists the number of shares credited to each director who participates in the DRSP as of December 30, 2006:

Mr. Dutton — 3,239 shares
Mr. Garside — 4,161 shares
Mr. Goode — 4,760 shares
Mr. Murray — 1,861 shares
Mr. Smith — 14,316 shares

(4)	The Chairman of the Audit Committee receives an additional $20,000 per year for serving in that capacity.

(5)	Other than the fees due under his consulting and non-compete agreement with the Company, Mr. Secchia does not receive any additional compensation for serving on the Board. In 2006, Mr. Secchia received $150,000 pursuant to his non-compete agreement; $364,432 pursuant to his consulting agreement; a bonus of $100,000; $99,296 as a payout on a deferred compensation plan of the Company; and $11,683 for reimbursement of medical expenses.

The terms and conditions of our Director Retainer Stock Plan are described in the preceding section of this Proxy Statement. Each director is also entitled to reimbursement for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of our Board or its committees and related activities, including director education courses and materials.

Personnel and Compensation Committee Report

The primary purpose of the Personnel and Compensation Committee of the Board of Directors is to assist the Board in discharging its responsibilities related to the compensation of the Company’s executives. Its responsibilities are more fully described in its charter, which is available on the Company’s website.

Pursuant to a meeting of the Personnel and Compensation Committee held on January 16, 2007, the Committee reports that it has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, for filing with the Securities and Exchange Commission.

John W. Garside, Chairman
John M. Engler
Louis A. Smith

Audit Committee Report

On February 26, 2007, the Audit Committee (the “Committee”) submitted to the Board of Directors the following report:

The Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 30, 2006.

The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has received and reviewed the written disclosures from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006.

Gary M. Goode
Mark A. Murray
Louis A. Smith

The reports of the Audit Committee and the Personnel and Compensation Committee shall not be deemed to be soliciting material filed or by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers, and greater than 10% beneficial owners to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission, and applicable regulations require them to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company, or written representations that no such reports were required, all Section 16(a) filing requirements applicable to the reporting persons were complied with, except for Messrs. Cole, Greene, and Hill who each filed one late report covering one transaction.

Related Party Transactions

Peter F. Secchia, Chairman of the Board, has agreed to provide certain services to the Company, as set forth in a consulting and advisory services agreement with SIBSCO, LLC, a company of which Mr. Secchia is managing principal. These services include business and management consulting, public relations counsel, government affairs coordination, and special project services. This agreement was entered into on December 31, 2002 and expires on December 31, 2007, and provides for monthly payments of $16,667. The Company has also agreed to reimburse SIBSCO, LLC for certain business expenses, not to exceed $16,667 per month. At the discretion of the Board of Directors, Mr. Secchia is eligible for incentives if his advisory services significantly improve the Company’s operating results. The incentive may not exceed $100,000 per year. In January 2007, the Board awarded Mr. Secchia an incentive payment of $100,000 for fiscal year 2006. In addition to the consulting agreement, the Company entered into a seven year non-compete agreement with Mr. Secchia which provides for monthly payments of $12,500. The non-compete agreement expires on December 31, 2009.

The Audit Committee has responsibility to review, approve or ratify related party transactions involving directors, executive officers and their respective affiliates and immediate family members. As a general practice, our Board has required the related party, if a Board member, to recuse himself or herself from the meeting, and the Board considers the proposed transaction on the basis of what is fair to the Company and in the best interest of our shareholders.

Dan M. Dutton is Chairman of Stimson Lumber Company, which had sales of $6.39 million to the Company for 2006. This amount is less than 5% of Stimson’s total sales in 2006 and is less than 5% of our total purchases for 2006.

Availability of Form 10-K

Shares of our common stock are traded under the symbol UFPI on The Nasdaq Stock Market. Our Form 10-K filed with the Securities and Exchange Commission will be provided free of charge to any shareholder upon written request. Significant financial information is available on our website at http://www.ufpi.com. For more information, contact our Investor Relations Department, 2801 East Beltline N.E., Grand Rapids, MI 49525.

Shareholder Proposals

Shareholders who intend to submit a proposal for inclusion in our proxy materials for our Annual Meeting of Shareholders in 2008 may do so by following the procedures described in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Secretary no later than November 22, 2007. Proposals of shareholders should be addressed to the attention of Secretary, 2801 East Beltline N.E., Grand Rapids, MI 49525. In addition, under our Bylaws, no business may be brought before an annual meeting unless it is specified in a notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has delivered written notice to our Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action), not less than 30 days prior to the date of the originally scheduled meeting. This requirement is separate from and in addition to the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy materials. If we receive notice of a shareholder proposal after February 6, 2008, the persons named as proxies for the 2008 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at the meeting.

Householding of Proxy Materials

Effective with the 2002 Annual Meeting of Shareholders, only one annual report and proxy statement are sent to multiple shareholders sharing a single address, unless we have received instructions to the contrary from one or more of such shareholders. If you prefer to receive individual copies of the proxy materials, send your request in writing to the attention of Investor Relations, 2801 East Beltline N.E., Grand Rapids, MI 49525, or call 888-BUY-UFPI.

Future Proxy Solicitation

We have expanded its use of the Internet to solicit proxies from its shareholders. As stated on the Notice of Annual Meeting, we will also accept voting by telephone or via electronic mail. If, in the future, you are interested in accepting proxy solicitations via the Internet, visit our website at http://www.ufpi.com, and request to be put on the e-mail list by clicking on the “Information Request” icon and follow the instructions to have the proxy notification sent to you via e-mail.

March 21, 2007
By Order of the Board of Directors,

MISSAD SIG
Matthew J. Missad, Secretary

APPENDIX A

UNIVERSAL FOREST PRODUCTS, INC.
DIRECTOR RETAINER STOCK PLAN, AS AMENDED

1. ESTABLISHMENT.  Universal Forest Products, Inc. hereby establishes the “Universal Forest Products, Inc. Director Retainer Stock Plan, as Amended” for Eligible Directors of the Company.

2. EFFECTIVE DATE.  The Plan shall become effective immediately upon its approval by the Board of Directors of the Company, at which time no further deferrals or stock issuances (other than those already elected) will be made under the Company’s Director Retainer Stock Plan.

3. PURPOSE.  The purpose of the Plan is to provide Eligible Directors with a means of expressing their commitment to the Company by subjecting their deferred retainer fees to the stock market performance of the Company’s stock.

4. DEFINITIONS.

(a)	Reserve Account. The term “Reserve Account” shall have the meaning given in Paragraph 6 of the Plan.

(b)	Code. The term “Code” means the Internal Revenue Code, as amended.

(c)	Company. The term “Company” shall mean Universal Forest Products, Inc., a Michigan corporation, and its successors and assigns.

(d)	Election Agreement. The term “Election Agreement” shall mean each and every Election Agreement executed by an Eligible Director and delivered to the Company hereunder, the form of which is attached to the Plan as Exhibit A, and is incorporated by reference herein.

(e)	Eligible Director. The term “Eligible Director” shall mean any present or future director of the Company who is not an employee of the Company or any subsidiary of the Company.

(f)	Market Price. The term “Market Price” shall mean the closing price of the Stock as reported on the NASDAQ Global Select Market on the date of the required calculation or, if there were no Stock transactions on such day, on the next preceding day on which there were Stock transactions.

(g)	Participating Director. The term “Participating Director” shall mean an Eligible Director who has executed and delivered an Election Agreement to the Company.

(h)	Payment Date. The term “Payment Date” shall mean the earliest to occur of the following dates:

(i)	The later of the date of the Participating Director’s Retirement or the date (if any) specified in the Participating Director’s Election Agreement; or

(ii)	The Participating Director’s death; or

(iii)	The participating Director’s total and permanent disability.

No acceleration of the Payment date is permitted unless authorized under the Code or in the regulations or guidance thereunder.

(i) Plan.  The term “Plan” shall mean the Company’s Second Director Retainer Stock Plan, as it may be amended from time to time.

(j) Plan Year.  The Plan Year shall be January 1 to December 31 of each year.

(k) Retainer Fee.  The entire “Retainer Fee” amount that would be paid to a Participating Director during the Plan Year in question. In no event does the term Retainer Fee include any per diem amounts paid with respect to Board or committee meeting attendance.

(l) Retirement.  The term “Retirement” shall mean the voluntary or involuntary resignation of a director, the removal of a director with or without cause, or the conclusion of a director’s term of office where the director is not reelected by shareholders of the Company to a succeeding term.

(m) Stock.  The term “Stock” shall mean the no par value Common Stock of the Company.

5. DIRECTORS’ ELECTIONS.  Each Eligible Director shall be given an opportunity by the Company on an annual basis to defer receipt of all (but not less than all) of the Retainer Fee which such Eligible Director has the opportunity to earn during the next succeeding Plan Year through service as a director of the Company. In order to participate in the Plan for a particular Plan Year, an Eligible Director must elect in writing to participate, and such election must be effective before the beginning of the Plan Year to which the election relates. An Eligible Director may, however, make an election in writing to participate with respect to the remainder of a Plan Year within thirty (30) days after the date the Eligible Director first becomes eligible to participate in the Plan.

To make an effective election, a properly completed and executed Election Agreement must be received by the Company at the address specified on such Election Agreement.

6. RESERVE ACCOUNT.

(a) Establishment of Account.  The Company shall establish and maintain a Reserve Account for each Participating Director. The Reserve Account shall reflect all entries required to be made pursuant to the terms and conditions of the Participating Director’s Election Agreement. There shall be a separate accounting for each Election Agreement made by each Participating Director.

(b) Credits to Account.  The Company shall credit to a Participating Director’s Reserve Account a number (to four decimal places) of units that is equal to 110% of the amount of the Participating Directors’ Retainer Fee deferred pursuant to an Election Agreement, as periodically earned by the Participating Director divided by the Market Price on the day upon which such amounts are earned. For this purpose, the amounts of a Participating Director’s Retainer Fee are deemed earned on May 1 (February through April amounts), August 1 (May through July amounts), November 1 (August through October amounts) and the next February 1 (November through January amounts).

The Company shall credit to the Reserve Account, on each day the Company declares a cash dividend to holders of the Stock, that number (to four decimal places) of units that is equal to the total number of units in the Participating Director’s Reserve Account on the declaration date for such dividend, multiplied by the cash dividend per share of Stock dividend by the Market Price on the declaration date for such dividend. The number of units credited to a Reserve Account shall be adjusted appropriately by the Company in the event of any change in the Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares and other like capital changes, but no adjustment shall be required by reason of any sales of shares of Stock by the Company at any price, whether below, at or above Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege or otherwise, and a Participating Director shall have no rights as a holder of Stock unless and until a certificate for shares of Stock is issued by the Company.

7. PAYMENT OF ACCOUNT VALUE.

(a) General.  Company shall, with respect to each Reserve Account for each Participating Director, cause to be delivered to such Participating Director (or any applicable alternate payee, as determined under the Plan or the applicable Election Agreement) on or promptly after the applicable Payment Date, the Payment Date value of such Reserve Account, either in the form of shares of Stock, if the Plan has been approved by the Company’s shareholders, or in cash, if the Plan has not been so approved, all pursuant to the express terms and conditions of the Plan and the applicable Election Agreement.

(b) Disability.  If a Payment Date occurs by reason of a determination by the Company that the Participating Director has become totally and permanently disabled (as defined in Code Section 409A), and if the disability is due to mental incapacity, the shares of Stock or dollar amount deliverable under the Plan and the applicable Election Agreement shall be issued in the name of and delivered to the Participating Director’s legally appointed personal representative. If no such representative has been appointed, then delivery date shall be in the name of and to the participating Director’s spouse, or if the Participating Director is then unmarried, then such shares of stock or dollar amount shall be held until the persons who would be entitled thereto, if the Participating Director were then to die intestate, make proper claim of the Company for such shares of stock or dollar amount.

(c) Death.  If a Payment Date occurs because the Participating Director shall die, the shares of Stock or dollar amount required to be delivered under the Plan and the applicable Election Agreement shall be promptly issued in the name and delivered to the Participating Director’s beneficiary (or beneficiaries) as designated in the applicable Election Agreement, or, if none are so designated, in the name of and to the legally appointed personal representative of the Participating Director’s estate. If no legal proceedings for such appointment have been instituted within sixty days after receipt by the Company of notice of the Participating Director’s death, such delivery shall be in accordance with the last sentence of Paragraph 7(b) above.

8. ADMINISTRATION.  Directors of the Company who are not Eligible Directors shall be solely responsible for the administration of the Plan, but may delegate any portion of such responsibility that they determine to be appropriate. To the extent consistent with the terms of the Plan, such directors shall have the power to interpret any Plan provision, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations that it deems necessary or advisable to administer the Plan. Such directors shall be called the Directors’ Retainer Stock Plan Committee.

9. “TOP HAT” PLAN.  The Plan is intended to be, for purposes of Titles I and IV of the Employee Retirement Income Security Act of 1974, as amended, an unfunded plan for the benefit of a selected group of non-employee management persons.

10. OTHER BENEFITS.  Except to the extent specifically provided in the Company’s Retirement Plan for Directors, or any other plan or arrangement maintained or sponsored by the Company, the Plan benefits to Eligible Directors (other than Retainer Fees) shall not be deemed to be compensation for the purpose of computing benefits under such Retirement Plan for Directors or other plan or arrangement.

11. STATUS OF ACCOUNT.  The Company shall have full and unrestricted use of all property or amounts payable pursuant to the Plan, and title to and beneficial ownership of any assets which the Company may earmark to pay the amounts hereunder shall at all times remain in the Company and no Eligible Director shall have any property interest whatsoever in any specific assets of the Company. The Reserve Account is not intended to be a trust account or escrow account for the benefit of a Participating Director or any other person, or an asset segregation for the benefit of a Participating Director or any other person. The sole right of a Participating Director, or a Participating Director’s heirs or personal representatives, is a right as an unsecured general creditor of the Company to claim any shares of Stock or dollar amount to which the Participating Director becomes entitled, pursuant to the terms and conditions of the Participating Director’s Election Agreement and the Plan. The Company shall provide each Participating Director with an annual report of his or her Reserve Account balance. Such reporting shall be made each January.

12. AMENDMENT OR TERMINATION.  The Company may, at any time and from time to time, terminate the Plan or make such amendments as it deems advisable; provided, however, that no such termination or amendment shall adversely affect or impair the contract rights of a Participating Director with respect to an effective Election Agreement, unless such Participating Director shall consent in writing to such termination or amendment; and, provided further, that no such amendment, without the approval of the Company’s shareholders, may materially increase the benefits accruing to Eligible Directors under the Plan, increase the number of shares of Stock distributed under the Plan, or materially modify the requirements as to eligibility under the Plan.

13. STOCK SUBJECT TO PLAN.  The maximum number of shares of Stock that shall be reserved for issuance under the Plan shall be 100,000 shares, subject to adjustment upon changes in the capitalization of the Company as provided in Paragraph 6 of the Plan.

14. NON-PLAN DEFERRAL ARRANGEMENTS.  The Company does not intend that this Plan replace or supersede any presently existing retainer deferral arrangement or preclude the Company from implementing additional deferral arrangements.

15. FUTURE DIRECTOR TERMS.  Nothing in this Plan or in any Election Agreement shall obligate a director to continue as such, or to accept any nomination for a future term as a director of the Company, or require the Company to nominate or cause the nomination of the director for a future term as a director of the Company.

16. NO ALIENATION.  No shares of Stock or dollar amount deliverable under the Plan or under an Election Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrances or charge, other than by will or the laws of descent and distribution.

17. WITHHOLDING.  The Company is entitled to withhold and deduct from any amounts due from the Company to a Participating Director, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related taxes arising directly or indirectly in connection with the Plan or any Election Agreement, and the Company may require the Participating Director to remit promptly to the Company the amount of such taxes before taking any future actions with respect to the Participating Director’s Reserve Account or Election Agreement.

18. INTERNAL REVENUE CODE SECTION 409A.  The Plan is subject to Code Section 409A and the regulations or guidance with respect to Code Section 409A are in the process of being issued and/or clarified. In light of the foregoing, all amounts payable under the Plan will be subject to Code Section 409A and the regulations or guidelines with respect to Code Section 409A. The Plan may be amended as reasonably necessary or desirable to legally minimize any adverse tax consequences to Participating Directors and/or the Company, and to preserve, to the fullest extent permissible, the economic provisions set forth in the Plan.

ANNUAL MEETING OF SHAREHOLDERS OF
UNIVERSAL FOREST PRODUCTS, INC.
April 18, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
     ê Please detach along perforated line and mail in the envelope provided. ê

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Directors to be Elected by Holders of Common Stock

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	William G. Currie John M. Engler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Michael B. Glenn Louis A. Smith
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

		FOR	AGAINST	ABSTAIN
2.	Approve the Company’s Amended Director Retainer Stock Plan.	☐	☐	☐

3.	Ratification of appointment of Ernst & Young LLP as independent public accountants of the Company for fiscal 2007.	☐	☐	☐
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

UNIVERSAL FOREST PRODUCTS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints William G. Currie and Matthew J. Missad as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Universal Forest Products, Inc. held of record by the undersigned on March 1, 2007 at the Annual Meeting of Shareholders to be held April 18, 2007, and at any adjournment thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
UNIVERSAL FOREST PRODUCTS, INC
April 18, 2007

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
 (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Directors to be Elected by Holders of Common Stock

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	William G. Currie John M. Engler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Michael B. Glenn Louis A. Smith
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

		FOR	AGAINST	ABSTAIN
2.	Approve the Company’s Amended Director Retainer Stock Plan.	☐	☐	☐

3.	Ratification of appointment of Ernst & Young LLP as independent public accountants of the Company for fiscal 2007.	☐	☐	☐
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.